DEAN HELLER
Secretary or State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website:  secretaryofstate.biz                                                                                                                                                                           FILED # C11181-04
                                                                                                                                                                                                                                 JUN 15, 2004

Certificate of Amendment
               (PURSUANT TO NRS 78.380)

Important:  Read attached instructions before completing form                                                                                                                                ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1.  Name of Corporation:
          CHUBASCO RESOURCES CORP              11181-2004

2.  The articles have been amended as follows (provide article numbers, if available):
          5.  THE PUROSE OF THIS DOCUMENT IS TO AMEND ITEM NUMBER FIVE (#5) ON THE ARTICLES OF INCORPORATION TO STATE
               THAT THE PURPOSE OF THIS CORPORATION SHALL BE TO ENGAGE IN MINERAL EXPLORATIONS.

3.  The undersigned declare that they constitute at least two-thirds of the incorporators          , or of the board of directors   X  (check one box only)

4.  Effective date of filing (optional):                   6/14/04
                                                        must not be later than 90 days after the certificate is filed)
5.  The undersigned affirmatively delcare that to the date of this certificate, no stock of the corporation has been issued.

6.  Signatures*:

           Scott Young
                   Signature                                                                                                                                            Signature

*If more thatn two signatures, attach an 8 1/2 x 11 plain sheet with the additiional signatures.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.  See attached fee schedule.                                                                                                                 Nevada Secretary of State Amend78.380 2003
                                                                                                                                                                                                                                                                                         Revised on: 10/30/03

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